UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On December 11, 2014, WGL Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to a public offering by the Company of an additional $25,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes due 2044 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 16, 2014, the Company completed the public offering of an additional $25,000,000 aggregate principal amount of the Notes pursuant to the Underwriting Agreement. The Notes are a further issuance of, are fungible with, and are consolidated and form a single series with, the $125,000,000 aggregate principal amount of the Company’s 4.60% Senior Notes due 2044 issued on October 24, 2014 (the “Existing 2044 Notes” and, together with the Notes, the “2044 Notes”).

The Company expects that the net proceeds of the offering of the Notes will be approximately $23.803 million, after deducting the underwriting discount and our estimated offering expenses, not including accrued interest on the Notes paid by the purchasers of the Notes from October 24, 2014 to but excluding December 16, 2014. The Company expects that the net proceeds from the offering will be added to the Company’s funds and will be available for general corporate purposes.

The offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-198218), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 18, 2014. A prospectus supplement, dated December 11, 2014, relating to the Notes and supplementing the Prospectus dated August 18, 2014 was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act.

The legal opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company related to the offering of the Notes pursuant to the Registration Statement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company issued the Notes pursuant to the Indenture, dated August 28, 2014 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated October 24, 2014 (the “First Supplemental Indenture”), which governs the $100,000,000 aggregate principal amount of the Company’s 2.25% Senior Notes due 2019 issued October 24, 2014 (the “2019 Notes” and, together with the Existing 2044 Notes, the “Existing Notes”), and the Second Supplemental Indenture, dated October 24, 2014 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), which governs the 2044 Notes, in each case by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 4.60% per year on the principal amount of the Notes, payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2015. The Notes will mature on November 1, 2044.

The Indenture contains covenants, including that, subject to certain exceptions, the Company and its subsidiaries may not grant liens on any property of the Company or its subsidiaries, unless the 2019 Notes and the 2044 Notes are secured by liens on an equal and ratable basis to those granted to such other creditors. The Company may issue additional debt securities ranking equally with, and otherwise similar in all respects to, the 2019 Notes or the 2044 Notes (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the 2019 Notes or the 2044 Notes, as the case may be, without the consent of the holders of the 2019 Notes or the 2044 Notes.

The Company, at its option, may redeem the 2044 Notes at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2044 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points. The Company will also pay the accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption. However, no make whole premium as set forth above will be paid for redemption of the 2044 Notes on or after May 1, 2044.

The Trustee or the holders of at least 25% in principal amount of the 2044 Notes may require the Company to repay the entire principal amount of the 2044 Notes, including any premium and any interest, immediately upon the occurrence of the following events of default: (1) failure to pay any interest on the 2044 Notes within 30 days after the same becomes due and payable; (2) failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on the 2044 Notes when it becomes due and payable; and (3) failure to perform or breach, of any of our covenants or agreements applicable to the 2044 Notes for 60 days after notice of failure, either from the Trustee or from holders of at least 25% of the principal amount outstanding of the 2044 Notes. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization of the Company, all unpaid principal of, any premium and any accrued interest, on the 2044 Notes will become automatically due and payable immediately, without any declaration or other act on the part of the Trustee or any holder.

Copies of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture have previously been filed with the SEC. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2014, by and between WGL Holdings, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: December 16, 2014	/s/ William R. Ford
William R. Ford Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 11, 2014, by and between WGL Holdings, Inc. and Wells Fargo Securities, LLC.

5.1	Opinion of the Senior Vice President, General Counsel and Corporate Secretary of the Company.

23.1	Consent of the Senior Vice President, General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1).